As filed with the Securities and Exchange Commission on October 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RXi Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	2834	45-3215903
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geert Cauwenbergh, Dr. Med. Sc.

President

RXi Pharmaceuticals Corporation

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Ryan A. Murr Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8373	Oded Har-Even Robert V. Condon III Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway, 32nd Floor New York, NY 10019 Telephone: (212) 660-5003

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-227173

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Pre-funded units comprised of pre-funded warrants to purchase shares of common stock, par value $0.0001 per share, and warrants to purchase common stock	$ 1,182,858.10
(i) Pre-funded warrants included in the units (3)
(ii) Warrants to purchase common stock included in the units (3)
Shares of common stock issuable upon exercise of warrants	$ 1,200,001.00
Shares of common stock issuable upon conversion of pre-funded warrants	$17,142.90
Underwriter’s warrants to purchase common stock (4)
Shares of common stock issuable upon exercise of underwriter’s warrants (5)	$ 112,500.50
Total	$ 2,512,502.50	$ 304.52 (6)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents the additional number of units, shares and warrants being registered hereby and does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-227173), as amended (the “Registration Statement”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(5)

Represents warrants to purchase a number of shares of common stock equal to 7.5% of the number of shares of common stock (i) included within the units and (ii) issuable upon the exercise of the pre-funded warrants included within the pre-funded units placed in this offering at an exercise price equal to 125% of the offering price per unit (excluding any shares of common stock underlying the warrants included in the units and the pre-funded units sold in this offering).

(6)	The registrant previously registered units, shares of its common stock and warrants to purchase shares of common stock for which the fee was $5,315.37 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on September 28, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,512,502.50 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, RXi Pharmaceuticals Corporation, a Delaware corporation (“RXi”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-227173) (the “Registration Statement”) filed by RXi with the SEC on August 31, 2018, as amended, which was declared effective on September 28, 2018.

RXi is filing this registration statement for the sole purpose of increasing the aggregate number of securities offered by RXi by: (i) 1,714,287 pre-funded units, (ii) 1,714,287 shares of common stock underlying such pre-funded units, (ii) 1,714,287 common stock warrants underlying such pre-funded units, (iii) 1,714,287 shares of common stock underlying such warrants, and (iv) 128,572 shares of common stock underlying additional underwriters’ warrants being issued in such transaction. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of BDO USA, LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-227173))

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts, on October 1, 2018.

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geert Cauwenbergh Geert Cauwenbergh, Dr. Med. Sc.	President, Chief Executive Officer, Acting Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	October 1, 2018

/s/ Caitlin Kontulis Caitlin Kontulis	Senior Director of Finance and Secretary (Principal Accounting Officer)	October 1, 2018

* Robert J. Bitterman	Director	October 1, 2018

* Keith L. Brownlie	Director	October 1, 2018

* H. Paul Dorman	Director	October 1, 2018

* Jonathan E. Freeman, Ph.D.	Director	October 1, 2018

* Curtis A. Lockshin, Ph.D.	Director	October 1, 2018

*By: /s/ Geert Cauwenbergh Geert Cauwenbergh, Dr. Med. Sc. Attorney-in-fact

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